Exhibit 13.1

Certification

Pursuant to Section 302

The Sarbanes-Oxley Act of 2002

James Garner, Chief Executive Officer and Gabrielle Heaton, Director of Finance and Administration of Novogen Limited, a New South Wales corporation (the ‘Company’), hereby certifies that:

(1)	The Company’s periodic report on Form 20-F for the period ended June 30, 2016 (the ‘Form 20-F’) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

*        *        *

Chief Executive Officer	Director of Finance and Administration

/s/ James Garner	/s/ Gabrielle Heaton
James Garner	Gabrielle Heaton

Date: October 25, 2017	Date: October 25, 2017